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                                                                  Exhibit (A)(5)


                          NOTICE OF GUARANTEED DELIVERY
                                       for
                             Tender of Common Shares
                                       of
                             Intercorp Excelle Inc.


         This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Offer (as defined below) made by Intercorp Excelle Inc., an Ontario corporation (the "Company"), to purchase for cash all of its outstanding shares of common stock, no par value per share (the " Common Shares"), (i) if certificates (the "Common Share Certificates") evidencing the Shares are not immediately available, (ii) if Common Share Certificates and all other required documents cannot be delivered to Continental Stock Transfer & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "The Offer - 1. Terms of the Offer" of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See "The Offer -- 3. Procedures for Accepting the Offer and Tendering Common Shares" in the Offer to Purchase.

--------------------------------------------------------------------------------
THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 17, 2001, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE")
--------------------------------------------------------------------------------



                        The Depositary for the Offer is:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                               (the "Depositary")

By Mail                      By Facsimile Transmission           By Hand
                         (For Eligible Institutions Only)    Overnight Delivery

2 Broadway                        (212) 616-7610                2 Broadway
19th Floor                   Confirm by Telephone               19th Floor
New York, NY 10004              (212) 509-4000               New York, NY 10004
                                  extension 535


         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         The Offer is not being made to (nor will the surrender of Common Share Certificates be accepted from or on behalf of) shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

          The undersigned hereby tenders to Intercorp Excelle Inc., an Ontario corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 1, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedure described under "The Offer -- 3. Procedures for Accepting the Offer and Tendering Common Shares" in the Offer to Purchase.

                            PLEASE SIGN AND COMPLETE


Number of Common Shares: _________________________   Signature(s) Holder(s)

Certificate Nos. (if available):                     ___________________________

                                                     Dated: ____________________


[_] Check box if Common Shares will be delivered
by book-entry transfer                               Name(s) of Holders:

Account No.                                          ___________________________

                                                     ___________________________
                                                       (Please Type or Print)

at: _____________________________________            Address:

                                                     ___________________________

                                                     ___________________________

                                                     ___________________________


                                                     Area Code and Telephone No:

                                                     ___________________________


         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Common Share Certificates exactly as their name(s) appear(s) on the Common Share Certificates or on a security position listing as the owner(s) of the Common Share Certificates, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Names(s):

 --------------------------------

Capacity(ies):


 --------------------------------

Address(es):


--------------------------------

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned, a firm which is a member of the Medallion Signature Guarantee Program, or another "eligible guarantor institution", as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three Nasdaq trading days from the date of this Notice of Guaranteed Delivery, either Common Share Certificates evidencing the Common Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Common Shares into the Depositary's account at a Book-Entry Transfer Facility, in each case with delivery of a Letter of Transmittal (or a facsimile thereof) properly completed and duly executed with any required signature guarantees or a Book-Entry Confirmation as defined in "The Offer -- 2. Acceptance for Payment and Payment" of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, will be deposited by the undersigned with the Depository at one of its addresses set forth above.

Name of Firm: __________________________________________________________________


Address (Inc. Zip Code): _______________________________________________________


Area Code and Telephone No.: ___________________________________________________


AUTHORIZED SIGNATURE: __________________________________________________________


Dated: _________________________________________________________________________



DO NOT SEND COMMON SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. COMMON SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.